                                                                    EXHIBIT 3(b)


                              RESTATED BYLAWS OF
                         COLUMBIA BANKING SYSTEM, INC.



                               January 26, 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1 - MEETINGS OF SHAREHOLDERS.......................................    1

     Section 1.1 - Shareholder Meetings....................................    1
     Section 1.2 - Annual Meeting..........................................    1
     Section 1.3 - Special Meetings........................................    1
     Section 1.4 - Notice..................................................    1
     Section 1.5 - Quorum..................................................    2
     Section 1.6 - Adjournment.............................................    2
     Section 1.7 - Chairman of Meeting.....................................    2
     Section 1.8 - Secretary of Meeting....................................    2
     Section 1.9 - Conduct of Meetings.....................................    2
     Section 1.10 - Consent to Action......................................    2
     Section 1.11 - Proxies................................................    2
     Section 1.12 - Shareholder Advisor....................................    3
     Section 1.13 - Recording of Proceedings...............................    3
     Section 1.14 - Record Date............................................    3
     Section 1.15 - List of Shareholders...................................    3

ARTICLE 2 - DIRECTORS......................................................    4

     Section 2.1 - Management of Corporation...............................    4
     Section 2.2 - Number of Directors.....................................    4
     Section 2.3 - Qualifications and Nominations
      of Directors.........................................................    4
     Section 2.4 - Annual Meetings.........................................    4
     Section 2.5 - Place of Meetings.......................................    4
     Section 2.6 - Regular Meetings........................................    4
     Section 2.7 - Special Meetings........................................    5
     Section 2.8 - Notices.................................................    5
     Section 2.9 - Quorum..................................................    5
     Section 2.10 - Attendance by Conference
       Telecommunication...................................................    5
     Section 2.11 - Consent to Action......................................    5
     Section 2.12 - Compensation...........................................    6
     Section 2.13 - Manifestation of Dissent...............................    6

ARTICLE 3 - COMMITTEES OF THE BOARD OF DIRECTORS ..........................    6

     Section 3.1 - Executive Committee.....................................    6
     Section 3.2 - Audit Committee.........................................    7
     Section 3.3 - Other Committees........................................    7
     Section 3.4 - Rules of Procedure......................................    7

ARTICLE 4 - OFFICERS AND EMPLOYEES.........................................    7

     Section 4.1 - Officers................................................    7
     Section 4.2 - Election................................................    8
     Section 4.3 - Removal and Vacancy.....................................    8
     Section 4.4 - Compensation............................................    8
     Section 4.5 - Exercise of Rights as Stockholders                          8
     Section 4.6 - Duties of Chairman of the Board.........................    8
     Section 4.7 - Duties of Vice Chairman.................................
     Section 4.8 - Duties of Chief Executive Officer.......................
     Section 4.9 - Duties of President.....................................    9
     Section 4.10 - Duties of Vice President...............................    9
     Section 4.11 - Duties of Secretary....................................    9
     Section 4.12 - Duties of Treasurer....................................   10
     Section 4.13 - Other Officers.........................................   10
     Section 4.14 - Clerks and Agents......................................   10

ARTICLE 5 - SHARES AND CERTIFICATES FOR SHARES.............................   10

     Section 5.1 - Consideration...........................................   10
     Section 5.2 - Stock Certificates......................................   10
     Section 5.3 - Lost Certificates.......................................   11
     Section 5.4 - Transfer of Shares......................................   11
     Section 5.5 - Holder of Record........................................   11
     Section 5.6 - Issuance of Shares......................................   11
     Section 5.7 - Subscriptions...........................................   12
     Section 5.8 - Payment of Subscriptions................................   12
     Section 5.9 - Default in Payment of Subscriptions.....................   12

ARTICLE 6 - SEAL...........................................................   11

     Section 6.1 - Corporate Seal..........................................   12

ARTICLE 7 - MISCELLANEOUS PROVISIONS.......................................   12

      Section 7.1 - Fiscal Year............................................   12

                                      ii
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      Section 7.2 - Records................................................   13

ARTICLE 8 - BYLAWS.........................................................   13

      Section 8.1 - Inspection.............................................   13
      Section 8.2 - Amendments.............................................   13

                              RESTATED BYLAWS OF
                         COLUMBIA BANKING SYSTEM, INC.


                                   ARTICLE 1
                                   ---------

                           Meetings of Shareholders
                           ------------------------

     SECTION 1.1 - Shareholder Meetings. Shareholder meetings shall be held at the principal office of the corporation, or at such other location within or without the State of Washington as shall be determined by the Board of Directors and stated in the Notice of Meeting.

     SECTION 1.2 - Annual Meeting. The regular annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such day and at such time following the close of the corporation's fiscal year as shall be determined each year by the Board of Directors. If such annual meeting is omitted by oversight or otherwise during such period, a subsequent annual meeting may nonetheless be held, and any business transacted or elections held at such meeting shall be as valid as if the annual meeting had been held during the period provided above.

     SECTION 1.3 - Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman, the Chief Executive Officer, the President, a majority of the Board of Directors, or any shareholder or shareholders holding in the aggregate not less than one-tenth of all shares entitled to vote at the special meeting. Shareholders may hold a meeting at any time and place without notice or call, upon appropriate waivers signed by all shareholders who are entitled to vote at a shareholders' meeting.

     SECTION 1.4 - Notice. Written notice stating the place, day, and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more that sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, the Chief Executive Officer, the President, the Secretary, or the person or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation. Each shareholder shall be responsible for providing the

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Secretary with the shareholder's current mailing address to which notices of meetings and all other corporate notices may be sent. A shareholder may waive any notice required for any meeting by executing a written waiver of notice either before or after said meeting and such waiver shall be equivalent to the giving of such notice. The attendance of a shareholder at a shareholders' meeting, in person or by proxy, shall constitute a waiver of notice of the meeting.

     SECTION 1.5 - Quorum. A majority of the shares entitled to vote shall constitute a quorum at a meeting of shareholders. When a quorum is present at any meeting, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless otherwise provided by the Articles of Incorporation or law.

     SECTION 1.6 - Adjournment. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally stated in the notice of meeting. The shareholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 1.7 - Chairman of Meeting. The Chairman, or in his absence, the Chief Executive Officer, or the President, shall preside at all meetings of the shareholders unless the Board of Directors shall otherwise determine. The Board of Directors may appoint any shareholder to act as chairman of the meeting.

     SECTION 1.8 - Secretary of Meeting. The Secretary shall act as a secretary at all meeting of the shareholders, and in his absence, the presiding officer may appoint any person to act as secretary.

     SECTION 1.9 - Conduct of Meetings. Shareholder meetings shall be conducted in an orderly and fair manner, but the presiding officer shall not be bound by any technical rules of parliamentary procedure.

     SECTION 1.10 - Voting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholder.

     SECTION 1.11 - Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder of by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 1.12 - Shareholder Advisor. A shareholder or holder of a valid proxy may be accompanied at any shareholders' meeting by one personal advisor, but no such advisor may address the meeting without the consent of the presiding officer.

     SECTION 1.13 - Recording of Proceedings. The proceedings of a shareholders' meeting may not be mechanically or electronically recorded other than by the Secretary or acting secretary without the express approval of all individuals in attendance at the meeting.

     SECTION 1.14 - Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall not be more than sixty (60) days and, in case of a meeting of shareholders, not less than ten
(10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     SECTION 1.15 - List of Shareholders. The Secretary of the corporation shall make a complete record of the shareholders entitled to vote at a meeting of shareholders, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each as shown on the corporation's stock transfer books on the record date. Such record shall be kept on file a the registered office of the corporation for a period of ten (10) days prior to the meeting of shareholders. Such record shall be produced and kept open at the time and place of the shareholders' meeting and shall be subject to the inspection of any shareholder during the meeting for any proper purpose.

                                   ARTICLE 2
                                   ---------

                                   Directors
                                   ---------

     SECTION 2.1 - Management of Corporation. All corporate powers shall be exercised by, or under authority of, and the business and affairs of the corporation shall be managed under the direction of the Board of Directors (hereinafter sometimes referred to as the "Board").

     SECTION 2.2 - Number of Directors. The initial number of directors is stated in the Articles of Incorporation. The number to be elected by the shareholders shall consist of not less than five (5) nor more than twenty-five
(25) persons. The exact number within such minimum and maximum limits shall be fixed and determined by resolution of the Board of Directors. The number of directors elected by the shareholders at the last preceding annual meeting may be increased by not more than two(2) directors by the Board between annual meetings of the shareholders. The Board of Directors may appoint qualified persons to fill vacancies on the Board of Directors, whether caused by resignation, death or otherwise; provided, that at no time shall the total number of directors exceed twenty-five (25).

     SECTION 2.3 - Qualifications and Nominations of Directors. Any person who will not attain the age of 75 before the meeting of shareholders at which elected (or had not attained that age by the date of the last annual meeting of shareholders, if appointed) may become a director of this corporation; provided that this provision shall not become effective until January 1, 1996. Any nomination to the Board of Directors (other than one proposed by the existing Board of the corporation) must be made in the manner set forth in the Articles of Incorporation.

     SECTION 2.4 - Annual Meetings. Immediately after the annual meeting of shareholders, the Directors shall meet to elect officers and transact any other business.

     SECTION 2.5 - Place of Meetings. Meetings of the Board of Directors, regular or special, may be held within or without this state.

     SECTION 2.6 - Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as the Board may by vote from time to time designate.

     SECTION 2.7 - Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, the President, or by any two (2) directors.

     SECTION 2.8 - Notices. Notices of special meetings of the Board of Directors stating the date, time, place and in general terms the purpose or purposes thereof shall be delivered to each director, by mailing written notice at least two (2) days before the meeting or by telephoning, telegraphing or personally advising each director at least one (1) day before the meeting. A special meeting shall be held not more than twenty (20) days after the delivery of said notice. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the director at the address provided to the Secretary. An entry of the service of notice, given in the manner above provided, shall be made in the minutes of the proceedings of the Board of Directors, and such entry, if read and approved at the subsequent meeting of the Board, shall be conclusive on the question of service. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. A director also may waive any notice required for any meeting by executing a written waiver of notice either before or after said meeting, and such waiver shall be equivalent to the giving of such notice.

     SECTION 2.9 Quorum. A majority of the directors shall constitute a quorum for the transaction of business. Unless otherwise provided in the Articles of Incorporation or these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A majority of those present at the time and place of any regular or special meeting, although less than a quorum, may adjourn from time to time, without further notice, until a quorum shall attend. When a quorum shall attend, any business may be transacted which might have been transacted at the meeting had the same been held on the date stated in the notice of meeting.

     SECTION 2.10 - Attendance by Conference Telecommunication. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment, by means of which all person participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

     SECTION 2.11 - Consent to Action. Any action which may be taken at a meeting of the Board of Directors, or at a meeting of any committee of the Board, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the directors or all the members of the committee. Such consent shall have the same force and effect as a unanimous vote at a duly convened meeting.

     SECTION 2.12 - Compensation. The directors shall receive such reasonable compensation for their services as directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors, and may be reimbursed by the corporation for ordinary and reasonable expenses incurred in the performance of their duties.

     SECTION 2.13 - Manifestation of Dissent. A director of the corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


                                   ARTICLE 3
                                   ---------

                     Committees of the Board of Directors
                     ------------------------------------

     SECTION 3.1 - Executive Committee. By resolution adopted by a majority of the entire Board of Directors, the Board may designate from among its members an Executive Committee of not less than five (5) nor more than nine (9) members, including the Chairman, the Chief Executive Officer, and the President. The Chairman, or in his absence the Chief Executive Officer, shall act as chairman of the Executive Committee. Any member of the Board may serve as an alternate member of the Executive Committee in the absence of a regular member or members. The Executive Committee shall have and may exercise all of the authority of the Board of Directors during the intervals between meetings of the Bank, except that the committee shall not have the authority to: (1) authorize or approve a distribution or issuance of shares, except according to a general formula or method prescribed by the Board of Directors, (2) approve or propose to shareholders actions or proposals requiring shareholder approval, (3) fill vacancies on the Board of Directors or any committee thereof, (4) amend the Articles of Incorporation pursuant to RCW 23B.10.020, (5) adopt, amend or repeal Bylaws, (6) approve a plan of merger not requiring shareholder approval, or (7) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except within certain limits specifically prescribed by the Board of Directors.

     SECTION 3.2 - Audit Committee. By resolution adopted by a majority of the entire Board of Directors, the Board may appoint from among its members an Audit Committee of three (3) or more, none of whom shall be active officers of the corporation, and may designate one (l) of such members as chairman of the Committee. The Board may also designate one or more directors as alternates to serve as a member or members of the Committee in the absence of a regular member or members. The Committee shall establish and maintain continuing communications between the Board and the corporation's independent auditors, internal auditors, and members of financial management with respect to the audit of the corporation's accounts and financial affairs and the audit of the corporation's controlled subsidiaries. The Committee shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors.

     SECTION 3.3 - Other Committees. By resolution adopted by a majority of the entire Board of Directors, the Board may designate from among its members such other committees as it may deem necessary, each of which shall consist of not less than two (2) directors and have such powers and duties as may from time to time be prescribed by the Board.

     SECTION 3.4 - Rules of Procedure. The majority of the members of any committee may fix its rules of procedure. All actions by any committee shall be reported in written minutes available at any reasonable time to any Board member. Such actions shall be subject to revision, alteration and approval by the Board of Directors; provided, that no rights or acts of third parties who have relied in good faith on the authority granted herein shall be affected by such revision or alteration.


                                   ARTICLE 4
                                   ---------

                            Officers and Employees
                            ----------------------

     SECTION 4.1 - Officers. The Board of Directors shall elect a Chairman, a Chief Executive Officer, and a President. It shall also elect one or more Vice Presidents, a Secretary and a Treasurer and such additional officers as in the opinion of the Board the business of the corporation requires. The Board may also elect or appoint, or in its discretion delegate to the Chief Executive Officer the authority to appoint, from time to time such other or additional officers as are desirable for the conduct of the business of the corporation.

     SECTION 4.2 - Election. The Chairman, the Chief Executive Officer and the President shall be directors. These persons shall be elected annually by the Board of Directors and they shall hold office at the pleasure of the Board of Directors.

     SECTION 4.3 - Removal and Vacancy. Any officer, agent, or employee of the corporation may be removed by the Board of Directors at any time with or without cause. Such removal, however, shall be without prejudice to the contract rights, if any, of the persons so removed. Election or appointment of an officer or agent or employee shall not of itself create contract rights. If any corporate office becomes vacant by reason of death, resignation, removal or otherwise, the Board of Directors or the executive officer possessing delegated authority to appoint such an officer, shall have power to fill such vacancies. In case of the absence or disability of any officer, the Board of Directors or the Chief Executive Officer may delegate the powers or duties of any such officer to another officer for the time being.

     SECTION 4.4 - Compensation. The compensation of the Chief Executive Officer shall be fixed by the Board of Directors. Unless fixed by the Board of Directors, the compensation for all other officers, employees or agents of the corporation shall be established by or at the direction of the Chief Executive Officer.

     SECTION 4.5 - Exercise of Rights as Stockholders. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer or the Chief Executive Officer's designee acting by written designation, shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of shareholders of any corporation in which this corporation may hold stock, other than in a fiduciary capacity, and may exercise on behalf of this corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this corporation in connection with the exercise by this corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

     SECTION 4.6 - Duties of Chairman of the Board. The Chairman shall preside at all meetings of the shareholders and at meetings of the Board of Directors and the Executive Committee; provided, however, that the Chairman of the Board shall not, by reason of such office, be considered an executive officer of the corporation or be assigned executive responsibilities or participate in the operational management of the corporation.

     SECTION 4.7 - Duties of Vice Chairman. he Vice Chairman shall have such powers and exercise such other duties as shall be delegated to such officer by the Chief Executive Officer or the Board.

     SECTION 4.8 - Duties of Chief Executive Officer. The Chief Executive Officer shall have general management of the business of the corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and the Executive Committee are carried into effect and shall have general supervision over the property, business, and affairs of the corporation and its several officers. The Chief Executive Officer shall be the person to whom the President, and all other officers designated by the Chief Executive Officer, shall report. The Chief Executive Officer may delegate such duties as such officer sees fit to delegate to the President, or other officers of the corporation. The Chief Executive Officer may appoint agents or employees other than those appointed by the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

     SECTION 4.9 - Duties of President. The President shall, subject to the authority granted to the Chief Executive Officer, be the chief operating officer of the corporation and shall have general supervision over the day-to-day business of the corporation. The President shall have such other authority and shall exercise such other duties as shall, from time to time, be delegated to such officer by the Chief Executive Officer or by the Board. Unless otherwise determined by the Board of Directors, the President shall perform all of the duties of the Chief Executive Officer in case of absence or disability of the Chief Executive Officer.

     SECTION 4.10 - Duties of Vice President. The Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the Chief Executive Officer. A Vice President designated by the Board of Directors shall perform all of the duties of the President in case of absence or disability of the President.

     SECTION 4.11 - Duties of Secretary. The Secretary shall, subject to the direction of the Chief Executive Officer keep the minutes of all meetings of the shareholders and of the Board of Directors, and to the extent ordered by the Board of Directors or the Chief Executive Officer the minutes of all meetings of all committees. The Secretary shall cause notice to be given of the meetings of the shareholders, of the Board of Directors, and of any committee appointed by the

Board. The Secretary shall have custody of the corporate seal and general charge of the records, documents, and papers of the corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director. Without limiting the generality of the foregoing, the Secretary shall have charge (directly or through such transfer agents or registrars as the Board of Directors may appoint) of the issuance, transfer, and registration of certificates for shares of the corporation and of the records pertaining thereto. Said records shall be kept in such manner as to show at any time the number of shares of the corporation issued and outstanding, the manner in which and the time when such shares were paid for, the names and addresses of the holders of record thereof, the numbers and classes of shares held by each, and the time when each became such holder of record. The Secretary shall perform such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

     SECTION 4.12 - Duties of Treasurer. Except as otherwise set forth herein, the Treasurer shall, subject to the direction of the Chief Executive Officer have general custody of all the property, funds and securities of the corporation and have general supervision of the collection and disbursement of funds of the corporation. The Treasurer shall provide for the keeping of proper records of all transactions of the corporation, and shall perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

     SECTION 4.13 - Other Officers. Such other officers as shall be appointed by the Board of Directors, or the Chief Executive Officer, acting pursuant to delegated authority of the Board, shall exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors or the Chief Executive Officer or such officer's designee.

     SECTION 4.14 - Clerks and Agents. The Chief Executive Officer, or any other officer of the corporation authorized by the Chief Executive Officer, may, subject to the supervision of the Board of Directors, appoint such custodians, bookkeepers and other clerks, agents, and employees as he shall deem advisable for the prompt and orderly transaction of the business of the corporation and shall define their duties, fix the salaries to be paid to them and dismiss them.


                                   ARTICLE 5
                                   ---------

                      Shares and Certificates for Shares
                      ----------------------------------

     SECTION 5.1 - Consideration. Certificates for shares of the corporation shall be issued only when fully paid for.

     SECTION 5.2 - Stock Certificates. The certificates shall be in such form as designated by the Board of Directors, shall be numbered in the order in which they shall be issued, and shall be signed, either manually or in facsimile, by the Chief Executive Officer and by the Secretary, or by such officers as may be designated by the Board of Directors. If a corporate seal is maintained, it or a facsimile thereof may be affixed to the certificates. Each certificate shall state upon its face the name of the corporation and that the corporation is organized under the laws of the State of Washington, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents.

     SECTION 5.3 - Lost Certificates. No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled, except in the case of lost or destroyed certificates, and in that case only after the receipt of a bond or other security by the corporation, satisfactory to the Board of Directors, indemnifying the corporation and all persons against loss in consequence of the issuance of such new certificate.

     SECTION 5.4 - Transfer of Shares. Shares of the corporation may be transferred by endorsement by the signature of the owner, his agent, attorney or legal representative, and the delivery of the certificate; but no transfer shall be valid except between the parties thereto, until the same shall have been entered upon the books of the corporation, so as to show the names of the parties, by and to whom transferred, the numbers and designation of the shares and the date of transfer.

     SECTION 5.5 - Holder of Record. The person registered on the books of the corporation as the owner of the issued shares shall be recognized by the corporation as the person exclusively entitled to have and to exercise the rights and privileges incident to the ownership of such shares. Notwithstanding the preceding sentence, the Board of Directors may adopt by resolution a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with such an adopted procedure, the person specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

     SECTION 5.6 - Issuance of Shares. Any shares authorized but not issued by this corporation shall be issued, sold, or otherwise transferred by this corporation only upon authorization of the Board of Directors.

     SECTION 5.7 - Subscriptions. A subscription for shares of this corporation shall be in writing and upon such terms as may be approved by the Board of Directors.

     SECTION 5.8 - Payment of Subscriptions. A subscription for shares shall be paid in accordance with the terms set forth in the subscription or related subscription agreement, if any. If the subscription or subscription agreement does not require payment on or before a stated date or at a fixed period after a stated date, then payment shall be made in such manner and at such times as may be determined by the Board of Directors and expressed by it in a written call for payment; provided that the call shall be uniform as to all shares of the same class or series and that the call shall be mailed to each subscriber at his last post office address known to the corporation at least thirty (30) days in advance of the date upon which payment or the first installment, if installment payments are called for, is due.

     SECTION 5.9 - Default in Payment of Subscriptions. If a payment required by a subscription, a subscription agreement, or a call of the Board of Directors is not paid when due, then the corporation may make written demand for payment upon the defaulting subscriber by personal service or by mailing a copy of the demand to the subscriber at his last post office address known to the corporation. If the payment is not made within twenty (20) days of the serving or mailing of the demand for payment, the corporation may terminate the subscription, forfeit the subscriber's rights thereunder, retain as liquidated damages any sums previously paid on the subscription, and hold and dispose of the shares as though never subject to the subscription. In lieu of forfeiture, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.


                                   ARTICLE 6
                                   ---------

                                     Seal
                                     ----

     SECTION 6.1 - Corporate Seal. In the exercise of its discretion the Board of Directors may adopt and maintain a suitable seal for the corporation.


                                   ARTICLE 7
                                   ---------

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

                           Miscellaneous Provisions
                           ------------------------

     SECTION 7.1 - Fiscal Year. The fiscal year of the corporation shall be the calendar year.

     SECTION 7.2 - Records. The Articles of Incorporation, the Bylaws, and the proceedings of all meetings of the shareholders, the Board of Directors and standing committees of the Board shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as Secretary.


                                   ARTICLE 8
                                   ---------

                                    Bylaws
                                    ------

     SECTION 8.1 - Inspection. A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the principal office of the corporation, and shall be open for inspection of all shareholders during normal business hours.

     SECTION 8.2 - Amendments. The Bylaws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of the majority of the whole Board of Directors, provided that a written statement of the proposed action shall have been personally delivered or mailed to all directors at least two (2) days prior to any such meeting.


     I HEREBY CERTIFY that the foregoing are the Restated Bylaws of Columbia Banking System, Inc in effect on this 26th day of January, 2000.


                                /s/ Jill L. Myers
                                Secretary

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